Registration No. 333-40020
Registration No. 333-42186
Registration No. 333-46096
Registration No. 333-75764
Registration No. 333-75772
Registration No. 333-128486
Registration No. 333-164973
Registration No. 333-201675
Registration No. 333-223737
Registration No. 333-239665
Registration No. 333-258602

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-40020
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-42186
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-46096
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-75764
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-75772
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-128486
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-164973
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-201675
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223737
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-239665
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-258602
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PFSWEB, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2837058
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
4455 Regent Blvd Irving, TX 75063 (972) 881-2900	Karlis Kirsis PFSweb, Inc. c/o GXO Logistics, Inc. Two American Lane Greenwich, Connecticut 06831 (203) 489-1287
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

1999 Stock Option Plan
1999 Non-Employee Director Stock Option and Retainer Plan
1999 Non-Employee Director Stock Option Agreement
Stock Option Agreements Issued in Connection with the Spin-off of PFSweb, Inc. by Daisytek International Corporation
2000 Employee Stock Purchase Plan
Replacement Stock Option Agreements Issued Pursuant to the Stock Option Exchange Offer of PFSweb, Inc.
2005 Employee Stock Purchase Plan
2005 Non-Employee Director Stock Option and Retainer Plan
2005 Employee Stock and Incentive Plan
2020 Stock and Incentive Plan
Amended and Restated 2020 Stock and Incentive Plan
 (Full title of the plans)

Copies to:
Adam O. Emmerich, Esq.
Viktor Sapezhnikov, Esq.
Wachtell, Lipton, Rosen & Katz
51 W 52nd Street
New York, New York 10019
(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
These post-effective amendments (the “Post-Effective Amendments”), filed by PFSweb, Inc., a Delaware corporation (the “Company”), relate to the following Registration Statements on Form S-8 filed by the Company (collectively, the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”):

1.Registration No. 333-40020 filed with the SEC on June 23, 2000, covering an aggregate of 5,750,000 shares of common stock, par value $0.001 (“Common Stock”), of the Company, issuable under the Company’s 1999 Stock Option Plan, an aggregate of 250,000 shares of Common Stock issuable under the Non-Employee Director Stock Option and Retainer Plan (the “Outside Director Plan”), and an aggregate of 35,000 shares of Common Stock issuable under the Non-Employee Director Stock Option Agreement;
2.Registration No. 333-42186 filed with the SEC on July 25, 2000, covering an aggregate of 3,479,697 shares of Common Stock issuable under the Stock Option Agreements Issued in Connection with the Spin-off of PFSweb, Inc. by Daisytek International Corporation;
3.Registration No. 333-46096 filed with the SEC on September 19, 2000, covering an aggregate of 250,000 shares of Common Stock issuable under the Company’s 2000 Employee Stock Purchase Plan (the “2000 ESPP”);
4.Registration No. 333-75764 filed with the SEC on December 21, 2001, covering an aggregate of 1,750,000 shares of Common Stock issuable under the 2000 ESPP;
5.Registration No. 333-75772 filed with the SEC on December 21, 2001, covering an aggregate of 722,349 shares of Common Stock issuable under Stock Option Agreements Issued Pursuant to the Stock Option Exchange Offer of PFSweb, Inc.;
6.Registration No. 333-128486 filed with the SEC on September 21, 2005, covering an aggregate of 2,500,000 shares of Common Stock issuable under the 2005 Employee Stock and Incentive Plan (the “Employee Plan”) and an aggregate of 2,000,000 shares of Common Stock issuable under the 2005 Employee Stock Purchase Plan (the “2005 ESPP”);
7.Registration No. 333-164973 filed with the SEC on February 18, 2010, covering an aggregate of 1,200,000 shares of Common Stock issuable under the 2005 ESPP, an aggregate of 103,670 shares of Common Stock, issuable under the Outside Director Plan and an aggregate of 51,060 shares of Common Stock issuable pursuant to the exercise of outstanding stock options under the Outside Director Plan;
8.Registration No. 333-201675 filed with the SEC on January 23, 2015, covering an aggregate of 1,700,000 shares of Common Stock issuable under the 2005 ESPP and 10,164 shares of Common Stock issuable pursuant to the exercise of outstanding stock options under the Outside Director Plan;
9.Registration No. 333-223737 filed with the SEC on March 16, 2018, covering an aggregate of 1,000,000 shares of Common Stock issuable under the Employee Plan;
10.Registration No. 333-239665 filed with the SEC on July 2, 2020, covering an aggregate of 3,500,000 shares of Common Stock issuable under the Company’s 2020 Stock and Incentive Plan; and
11.Registration No. 333-258602 filed with the SEC on August 6, 2021, covering an aggregate of 1,000,000 shares of Common Stock issuable under the Company’s Amended and Restated 2020 Stock and Incentive Plan.

On September 13, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, GXO Logistics, Inc., a Delaware corporation (“Parent”), and Peregrine MergerSub I, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the

Merger Agreement, on October 23, 2023, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.
In connection with the Merger, the Company is terminating all offering of the Company’s securities pursuant to the Registration Statements and deregistering the remaining securities registered but unsold under the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments, and terminates the effectiveness of the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.
The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8–K filed with the SEC on September 14, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on this 23rd day of October, 2023.*

PFSWEB, INC.

By:	/s/ Karlis P. Kirsis
Name:	Karlis P. Kirsis
Title:	Vice President and Secretary
* No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.